Exhibit 10.33

Confidentiality and
Non-Solicitation Agreement

THIS CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT (this “Agreement”) is made and entered into as of the          day of                     , 20        , by and between Radiant Systems, Inc. (hereinafter referred to as the “Company”) and the undersigned employee (hereinafter referred to as “Employee”).

WITNESSETH:

WHEREAS, the Company is engaged in the business of developing, marketing and licensing computer programs for use in the petroleum/convenience store, cinema/entertainment, restaurant and automotive industries; and

WHEREAS, Employee is either a current employee or has recently accepted employment with the Company on an “at-will” basis; and

WHEREAS, Employee understands and acknowledges that, from the outset and through the term of his employment, Employee shall have access to the Company’s customers, trade secrets and other confidential information, as defined hereinafter, the disclosure of which is likely to irreparably damage, affect or impair the Company’s business and business relationships.

NOW, THEREFORE, for and in consideration of the employment or continued employment of Employee by the Company, the above premises, the agreements hereinafter set forth, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. Confidential Information. Employee agrees not to use, disclose or exploit, until two years after the termination of his employment with the Company, confidential business information except as necessary to perform Employee’s duties with the Company. Confidential business information means data and information relating to the business of the Company (whether constituting a trade secret or not) which is or has been disclosed to Employee or of which Employee became aware as a consequence of or through his relationship to the Company, and which has value to the Company and is not generally known to its competitors. Confidential business information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made by Employee without authorization), or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

2. Trade Secrets. Employee agrees not to use or disclose any trade secret of the Company at any time except as necessary to perform Employee’s duties for the Company. “Trade secret” means information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public, or as otherwise defined by applicable law, and which information: (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can

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obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

3. Non-Solicitation of the Company’s Employees. During Employee’s employment with the Company, and for a period of two years thereafter, Employee will not recruit, solicit or in any manner encourage employees of the Company to leave the employ of the Company. The foregoing prohibition applies only to employees with whom Employee had actual contact pursuant to Employee’s duties during the period of one year immediately preceding the cessation of Employee’s employment with the Company.

4. Covenant Not to Solicit the Company’s Customers. Employee agrees that during the period of two years immediately following cessation of Employee’s employment with the Company, Employee shall not, on Employee’s own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, solicit any customer of the Company, or any representative of any such a customer, with a view to sale or provision of any product, equipment or service competitive or potentially competitive with any product, equipment or service sold or provided or under development by the Company during the period of two years immediately preceding the cessation of Employee’s employment with the Company, provided that the restrictions set forth in this section shall apply only to customers of the Company, or representatives of customers of the Company, with which Employee had actual contact during such two-year period. “Contact” means interaction between Employee and the customer or representative which takes place in an effort to further the business relationship.

5. No Inconsistent Obligations. Employee is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with the Company. Employee will not disclose to the Company, or use, or induce the Company to use, any proprietary information or Trade Secrets of others. Employee represents and warrants that he or she has returned all property and confidential information belonging to all prior employers.

6. Organizing Competitive Business. During Employee’s employment with the Company, Employee shall not undertake planning for, or organization of, any business activity competitive with the Company’s existing or planned business or prospects for business, or combine or act in concert with others for the purpose of organizing any such competitive business activity.

7. Ownership Covenants. All Company files, records, customer lists, compilations, reports, studies, manuals, memoranda, and other documents, disks, drives or records and similar items containing information relating to the business of the Company, and all notes, sketches, formulas, computer program source and object codes and other computer codes and data, whether prepared or developed by Employee or otherwise coming into his possession in the course of his employment, and all copies thereof, are, and shall remain, the exclusive property of the Company, and shall be promptly delivered to the Company in the event of Employee’s termination, or at any other time or times the Company may request.

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8. Inventions. Employee shall keep signed, witnessed and dated records of any and all ideas, inventions, improvements and discoveries made, conceived or first reduced to practice by Employee in the course of Employee’s employment with the Company. Employee shall promptly inform the Company of all such ideas, inventions, improvements and discoveries and shall furnish to the Company all records, supporting evidence and other information thereon. Employee hereby assigns to the Company all such ideas, inventions, improvements and discoveries, together with such patent applications and patent or patents as may be obtained thereon in the United States and elsewhere, and will at any time before or after the termination of this Agreement execute all proper papers for use in applying for, obtaining and maintaining such United States and foreign patents. All data, information and processes furnished to Employee by the Company or originating in the course of employment are and shall be the exclusive property of the Company, and all such data, information and processes, including designs, drawings, equations, memoranda and the like, shall be delivered to the Company no later than at the termination of Employee’s employment with the Company (or at any other times requested by the Company) without any copies or reproductions thereof being retained by Employee. Employee shall not, without the Company’s prior written consent, disclose to others any of the aforesaid data, information, processes or any of the Company’s technical data or proprietary information or make any use thereof for Employee’s benefit. The Company shall have full right to use such data, information and processes in any manner when and where it may designate without any claim on the part of Employee for additional compensation.

9. Copyrights. Any and all computer programs, formulas, computer program source and object codes and other computer codes and data, manuals, reports, writings and other works of authorship in any medium whatsoever, and any and all revisions thereto (collectively, “the Works”), which are made, developed, created, or authored by Employee alone, or in conjunction with others or with which Employee assists in making, developing, creating or authoring in the course of Employee’s employment with the Company, and any and all copyrights in the Works, are and will be the sole and exclusive property of the Company, and Employee does not and will not have any right, title, or interest in and to such Works or copyrights therein. At the expense of the Company, Employee shall perform all lawful acts requested by the Company (i) to perfect the Company’s title in the Works and any copyrights therein, and (ii) where applicable, to enable the Company or its nominee to obtain and maintain copyright protection therefor anywhere in the world.

10. Severability. Except as noted below, should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be unenforceable or invalid for any reason, the validity of the remaining parts, terms and provisions of this Agreement shall not be affected thereby and the invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement. The covenants set forth in this Agreement are to be reformed pursuant to Section 11 if held to be unreasonable or unenforceable, in whole or in part, and, as written and as reformed, shall be deemed to be part of this Agreement.

11. Reformation. If any of the covenants or promises of this Agreement are determined by any court of law or equity, with jurisdiction over this matter, to be unreasonable or unenforceable, in whole or in part, as written, Employee hereby consents to and

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affirmatively requests that said court reform the covenant or promise so as to be reasonable and enforceable and that said court enforce the covenant or promise as so reformed.

12. Injunctive Relief. Employee understands, acknowledges and agrees that in the event of a breach or threatened breach of any of the covenants and promises contained in this Agreement, the Company will suffer irreparable injury for which there is no adequate remedy at law and the Company will therefore be entitled to obtain, without bond, injunctive relief enjoining said breach or threatened breach. Employee further acknowledges, however, that the Company shall have the right to seek a remedy at law as well as or in lieu of equitable relief in the event of any such breach.

13. Assignment. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, and upon Employee and his heirs and personal representatives. The term “Company” as used in this Agreement shall be deemed to include the successors and assigns of the original and any subsequent entity constituting the Company, as well as any and all parent companies, divisions, subsidiaries, and affiliates thereof, and those entities are specifically acknowledged to be third party beneficiaries of the terms of this Agreement.

14. Survival of Obligations. The Covenants contained in this Agreement shall survive termination of Employee’s employment to t he extent provided herein, regardless of who causes the termination and under what circumstances.

15. Third Party Beneficiaries. Employee agrees that each third party who has disclosed confidential information to the Company under condition that the Company agrees not to disclose or misappropriate the same, shall be deemed a third party beneficiary under this Agreement as to such confidential information.

16. Governing Law/Selection of Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia. Employee acknowledges and agrees that the negotiation of the provisions of this Agreement took place in the State of Georgia and that this Agreement was executed, made, delivered and materially performed in the State of Georgia. Employee hereby (a) submits to personal jurisdiction in the State of Georgia for any action arising out of or in connection with this Agreement; (b) waives any and all personal rights under the laws of any state to object to jurisdiction within the State of Georgia; and (c) agrees that for any cause of action arising out of or in connection with this Agreement, venue is solely proper in Fulton County, Georgia, and that all actions brought under this Agreement must be brought in the state courts of Fulton County, Georgia.

17. At-Will Employment. Employee acknowledges that nothing contained herein is intended to constitute a contract of continued employment but instead Employee recognizes that his employment with the Company is on an “at-will” basis and may be terminated by either Employee or the Company at any time, for any reason, with or without cause, and with or without notice.

18. Gender. All pronouns or any variations thereof contained in this Agreement refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

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19. Attorneys’ Fees. If any party to this Agreement breaches any of the terms of this Agreement, then that party shall pay to the non-defaulting party the non-defaulting party’s reasonable costs and expenses, including reasonable attorneys’ fees, incurred by that party in enforcing the terms of this Agreement.

20. Entire Agreement/Headings. This Agreement contains the entire agreement between the parties hereto regarding the subject matter hereof, and the same shall not be amended, modified or altered except by a written instrument executed by both parties. The headings contained in this Agreement are for convenience of reference only and shall not be considered a part hereof.

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IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

“COMPANY” Radiant Systems, Inc.	Date

Title

“EMPLOYEE”	Date

Print Name

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